Exhibit 10.3

ASSUMPTION AGREEMENT, dated as of August 22, 2008, made by Helio LLC, a Delaware limited liability company (the “Additional Grantor”), in favor of Virgin Entertainment Holdings, Inc. and SK Telecom USA Holdings, Inc. (the “Lenders”).

W I T N E S S E T H :

WHEREAS, Virgin Mobile USA, L.P., a Delaware limited partnership (formerly known as Virgin Mobile USA, LLC) (the “Borrower”) and the Lenders have entered into An Amended and Restated Credit Agreement, dated as of July 19, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, of even date with the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”; all capitalized terms not defined herein shall have the meaning ascribed to them in such Guarantee and Collateral Agreement) for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and hereby grants to the Secured Parties, a security interest in all of its right, title and interest in all Collateral, whether now owned or hereafter acquired. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

HELIO LLC

By:	Virgin Mobile USA, L.P., its sole member
	By:	VMU GP1, LLC, its general partner
		By:	Bluebottle USA Holdings, L.P., its sole member
			By:	Bluebottle USA Investments L.P., its general partner
				By:	VMU GP, LLC, its general partner
					By:	Virgin Mobile USA, Inc., its sole member

				By:	/s/ Peter Lurie
					Name:	Peter Lurie
					Title:	General Counsel and Corporate Secretary